Exhibit 99.1

         Cincinnati Financial Corporation Reports Third-Quarter Results


   * Third-Quarter Net Income Reached $104 Million, or 64 Cents Per Share,
                    Compared With $72 Million, or 44 Cents

    * Third-Quarter 2003 Results Included $23 Million Pretax Recovery From
                            Negotiated Settlement

  * Catastrophe Losses Totaled 17 Cents in This Year's Third Quarter Versus
                              2 Cents Last Year

           * Results Remain on Track for Record Full-Year Earnings


    CINCINNATI, Oct. 28 /PRNewswire-FirstCall/ -- Cincinnati Financial Corporation (Nasdaq: CINF) today reported third-quarter 2003 net income of $104 million, or 64 cents per diluted share, compared with $72 million, or 44 cents per share, in the third quarter of 2002. Net income per share included net realized investment gains of 6 cents in third quarter 2003 versus net realized investment losses of 7 cents in the comparable 2002 period. As the result of a settlement negotiated with a vendor, third-quarter 2003 pretax results included the recovery of $23 million of the $39 million one-time, pretax charge incurred in the third quarter of 2000 to write off previously capitalized software development costs.

    Revenues from pretax investment income, the primary source of profits, rose 3.3 percent to $117 million. Total third-quarter revenues advanced $105 million, or 14.4 percent, to $836 million.



    Financial Highlights

    (Dollars in millions,
     except share data)          Third Quarter Ended        Nine Months Ended
                                     September 30,            September 30,
                                  2003         2002         2003         2002
    Income Statement Data
     Net income                   $104          $72         $245         $182
     Negotiated settlement-
      software cost recovery        15            -           15            -
     Net income before recovery*   $89          $72         $230         $182
     Net realized investment gains
      and losses                    10          (11)         (29)         (22)
     Operating income before
      recovery*                    $79          $83         $259         $204
    Per Share Data (diluted)
     Net income                  $0.64        $0.44        $1.51        $1.11
     Negotiated settlement-
      software cost recovery      0.09            -         0.09            -
     Net income before recovery* $0.55        $0.44        $1.42        $1.11
     Net realized investment
      gains and losses            0.06        (0.07)       (0.18)       (0.14)
     Operating income before
      recovery*                  $0.49        $0.51        $1.60        $1.25
     Cash dividend declared     0.2500       0.2225       0.7500       0.6675
     Book value                      -            -        35.94        34.14
     Average shares
      outstanding          161,888,855  163,222,154  161,726,204  163,491,420

     * Measures used in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) are defined and reconciled to the most directly comparable GAAP measures and operating measures in the attached Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures. Net income before the recovery is calculated by excluding the recovery in the third quarter of 2003 of $23 million pretax ($15 million or 9 cents per share after tax) from net income. Operating income is calculated by excluding net realized investment gains and losses from net income. Management uses operating income to evaluate underlying performance for a number of reasons. First, quarterly fluctuations in net realized investment gains and losses are unrelated to trends in the company's insurance business. Second, net realized investment gains and losses can include gains related to the sale of investments made at management's discretion. Third, operating income is a measure commonly used by investors to evaluate insurance companies. This measure also is described as net income before realized investment gains and losses.


    Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented, "We are on track for record full-year 2003 revenue and income and the best property casualty profitability we have recorded in more than 10 years. Third-quarter operating income before the recovery reached 49 cents compared with 51 cents a year earlier, with near-record catastrophe losses reducing after-tax earnings by 17 cents versus 2 cents a year ago and with higher property casualty agency profit-based commissions. Overall, our property casualty operations are solid, and that is what we seek to achieve."

    Third-quarter catastrophe losses, net of reinsurance, were $41 million, slightly above the company's preliminary estimate, contributing 6.1 percentage points to the combined ratio. For the third quarter of 2002, catastrophe losses were $5 million, contributing just 0.8 percentage points to the combined ratio.

    "Catastrophe losses for the quarter included $15 million related to Hurricane Isabel, which affected policyholders in Maryland, New York, North Carolina, Pennsylvania, Virginia and West Virginia in September, and $15 million related to storms in July. The remainder primarily was related to newly reported claims from earlier events, including $12 million from the April 2003 hail storm in Ohio and Kentucky," Schiff said. "Although catastrophe losses reduce short-term profitability, our claims response reinforces the long-term value the Cincinnati name delivers to policyholders. Our goal is always to respond to claims promptly, fairly and personally."


    Nine-month Results

    For the nine months ended September 30, 2003, net income rose 34.3 percent to $245 million, or $1.51 per share. Operating income before the recovery rose
26.6 percent to $259 million, or $1.60 per share.

    Total revenues advanced $221 million to $2.342 billion, up 10.4 percent over the first nine months of last year. Revenues from pretax investment income reached $347 million, up 4.8 percent from $331 million in last year's first nine months.

    Year-to-date catastrophe losses, net of reinsurance, were $90 million, contributing 4.6 percentage points to the combined ratio and reducing after-tax earnings by 36 cents per share. In the first nine months of 2002, catastrophe losses were $66 million, contributing 3.8 percentage points to the combined ratio and reducing after-tax earnings by 26 cents.

    "Property casualty underwriting profits before the recovery reached $42 million for the first nine months versus a loss of $25 million last year. Premium growth and improved non-catastrophe underwriting profitability served to more than offset the higher catastrophe losses," Schiff said. "The selective, case-by-case approach we are taking as we compete for new business and work with our agents to renew existing accounts has led to steady results all year. Despite a higher catastrophe loss ratio, the GAAP combined ratio before the recovery improved to 97.9 percent for the first nine months of 2003 compared with 101.4 percent for the year-earlier period."



    Property Casualty Insurance Operations

    (Dollars in millions - GAAP) Third Quarter Ended        Nine Months Ended
                                     September 30,            September 30,
                                  2003         2002         2003         2002

    Income Statement Data
     Earned premiums              $678         $610       $1,963       $1,751
     Loss and loss expenses
      excluding catastrophe
      losses                       443          422        1,293        1,235
     Catastrophe losses             41            5           90           66
     Expenses                      171          167          515          475
      Underwriting profit (loss)   $23          $16          $65         $(25)
      Underwriting profit (loss)
       before recovery*            $ -          $16          $42         $(25)
    Ratio Data
     Loss and loss expenses
      excluding catastrophe
      losses                      65.3%        69.2%        65.8%        70.5%
     Catastrophe losses            6.1          0.8          4.6          3.8
     Expenses                     25.2         27.4         26.3         27.1
      Combined Ratio              96.6%        97.4%        96.7%       101.4%
      Combined Ratio before
       recovery*                 100.0%        97.4%        97.9%       101.4%


     * Values that exclude the recovery are described in the note on Page 1 and discussed in the attached Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures.


    For the quarter, statutory net written premiums of the property casualty insurance affiliates-The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company-rose 13.4 percent to $723 million compared with $637 million last year. Total new business written directly by the company's agents was $88 million, up 1 percent over last year's third quarter, as growth in new commercial lines business offset a decline in new personal lines business.

    On a GAAP basis, the third-quarter combined ratio before the recovery was
100.0 percent, or 93.9 percent excluding catastrophe losses, compared with the 2002 third-quarter combined ratio of 97.4 percent, or 96.6 percent excluding catastrophes.

    Schiff noted, "These strong results included quarterly contingent commission expense almost equal to the level of the first six months of this year following our normal nine-month review of agency profitability. We rely on our agents as frontline underwriters who know the businesses and individuals in their communities; many agencies can look forward to benefiting from the hard work they have put into this effort over the past several years. Total contingent commissions for 2003 now are expected to be approximately twice last year's level because of recent strong results."



    Commercial Lines

    (Dollars in millions - GAAP) Third Quarter Ended       Nine Months Ended
                                     September 30,           September 30,
                                  2003         2002        2003         2002

    Income Statement Data
     Earned premiums              $488         $440      $1,410       $1,255
     Loss and loss expenses
      excluding catastrophe
      losses                       310          290         895          855
     Catastrophe losses             10            6          28           34
     Expenses                      129          122         377          341
      Underwriting profit (loss)   $39          $22        $110          $25
      Underwriting profit (loss)
       before recovery*            $24          $22         $95          $25
    Ratio Data
     Loss and loss expenses
      excluding catastrophe
      losses                      63.4%        65.8%       63.4%        68.2%
     Catastrophe losses            2.0          1.3         2.0          2.7
     Expenses                     26.7         27.8        26.8         27.1
      Combined Ratio              92.1%        94.9%       92.2%        98.0%
      Combined Ratio before
       recovery*                  95.0%        94.9%       93.2%        98.0%

     * Values that exclude the recovery are described in the note on Page 1 and discussed in the attached Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures.


    Net written premiums for commercial lines of insurance rose 14.9 percent to $507 million, accounting for 70.1 percent of the company's total third-quarter property casualty premiums. New commercial business increased 6.2 percent over last year's record level to $72 million for the quarter. The GAAP combined ratio before the recovery was 95.0 percent compared with 94.9 percent in last year's third quarter. Excluding catastrophe losses, the ratio before the recovery was 93.0 percent compared with 93.6 percent in last year's third quarter.

    Schiff noted, "Competition in the commercial lines marketplace, particularly for the better accounts, is mounting. In this market, we are experiencing our best results - both in terms of growth and profitability - for commercial package programs. Premiums in these areas continue to grow at double-digit rates, we are winning our share of new business and profitability remains strong. We are benefiting from substantially higher average premium per policy as we move through the third year of our commercial lines re-underwriting program and continue to be highly selective about the risks we write."

    Schiff said, "As one would anticipate, the higher accrual for profit-based commissions had the most significant impact on commercial lines, where our results have been particularly strong. Our agents know they can rely on us to be a stable market for their best business, which in turn is allowing us to generate excellent profitability for commercial lines and reward agents for their role in that success."



    Personal Lines

    (Dollars in millions - GAAP) Third Quarter Ended        Nine Months Ended
                                     September 30,            September 30,
                                  2003         2002         2003         2002

    Income Statement Data
     Earned premiums              $190         $170         $553         $496
     Loss and loss expenses
      excluding catastrophe
      losses                       133          132          398          380
     Catastrophe losses             31           (1)          62           32
     Expenses                       42           45          138          134
      Underwriting profit (loss)  $(16)         $(6)        $(45)        $(50)
      Underwriting profit (loss)
       before recovery*           $(24)         $(6)        $(53)        $(50)
    Ratio Data
     Loss and loss expenses
      excluding catastrophe
      losses                      70.0%        78.1%        71.9%        76.5%
     Catastrophe losses           16.6         (0.6)        11.2          6.6
     Expenses                     21.8         26.5         25.1         27.0
      Combined Ratio             108.4%       104.0%       108.2%       110.1%
      Combined Ratio before
       recovery*                 112.7%       104.0%       109.7%       110.1%


     * Values that exclude the recovery are described in the note on Page 1 and discussed in the attached Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures.


    Net written premiums for the personal lines segment increased 10.2 percent to $216 million. New personal lines business declined 16.6 percent to $16 million for the third quarter. On a GAAP basis, the third-quarter combined ratio before the recovery was 112.7 percent versus 104.0 percent in 2002. Excluding catastrophes, the ratio before the recovery was 96.1 percent compared with 104.6 percent in last year's third quarter.

    Schiff commented, "Across the board in personal lines, our premium growth is being driven by higher rates and coverage pricing. As we work with our agents to ensure quality underwriting and careful risk selection, we are not surprised to see lower levels of new business.

    "The personal auto line had an excellent third quarter, bringing the year-to-date loss and loss expense ratio to 69.0 percent compared with 73.1 percent for the first nine months of last year. The improvement resulted from the re-underwriting program that was initiated in this coverage area several years ago, combined with the benefit of rate increases in the 5 percent to 8 percent range this year.

    "For the first nine months of this year, the homeowner loss and loss expense ratio rose to 110.4 percent, including 31.6 percentage points from catastrophe losses, from 103.0 percent, including 18.7 percentage points, in the same period last year. Average renewal rate increases for our three-year policies are in the range of 25 percent with additional double-digit rate increases approved in our larger states for the coming months. Changes in terms and conditions continue to take effect as policies renew over the three-year homeowner policy period. While it will take time for all of these efforts to work through our homeowner business, we are solidly on track to restore homeowner profitability," Schiff said.



    Life Insurance Operations

    (In millions)                Third Quarter Ended        Nine Months Ended
                                     September 30,            September 30,
                                  2003         2002         2003         2002

    Earned premiums                $23          $22          $68          $63
    Investment income               22           22           67           63
    Other income                     1            0            2            0
     Total revenues excluding
      realized investment gains
      and losses                   $46          $44         $137         $126
    Policyholder benefits           22           21           66           60
    Expenses                        13           14           36           39
     Total benefits and expenses   $35          $35         $102          $99
     Income before income tax
      and realized investment
      gains and losses             $11           $9          $35          $27
    Federal tax                      3            4           12            9
     Income before realized
      investment gains and losses   $8           $5          $23          $18


    The Cincinnati Life Insurance Company's third-quarter income before realized investment gains and losses increased 67.3 percent to $8 million, compared with $5 million in the comparable 2002 period. Including realized net capital gains and losses, net income was $8 million in 2003 versus $2 million in 2002. Net earned premiums rose 8.5 percent to $23 million compared with $22 million last year.

    Cincinnati Life President David H. Popplewell, FALU, LLIF, commented, "Net written life premiums were $75 million in the first nine months of 2003 compared with $104 million last year when we wrote a single-pay bank-owned life insurance policy that contributed $33 million to life premiums. Through September 30, 2003, submitted ordinary life applications rose 6.2 percent compared with last year. This increase reflects a positive response to our products and services, and we continue to work on maintaining a competitive advantage for our agents. In 2004, we will expand our portfolio with a new long-term guaranteed universal life insurance product and an improvement to our existing term life insurance product."



    Investment Operations

    (In millions, pretax)        Third Quarter Ended        Nine Months Ended
                                     September 30,            September 30,
                                  2003         2002         2003         2002

    Investment income,
     net of expenses              $117         $113         $347         $331

    Realized investment
     gains and losses:
      Valuation of embedded
       derivatives (SFAS No. 133)   $9         $(10)          $9          $(8)
      Other-than-temporary
       impairment charges           (8)          (8)         (77)         (38)
      Realized investment
       gains and losses on
       security sales               14            2           24           12
         Total realized
          investment
          gains and losses         $15         $(16)        $(44)        $(34)


    Consolidated pretax investment income rose 3.3 percent for the third quarter and 4.8 percent for the nine months, benefiting from dividend increases announced over the last year by companies in the equity portfolio. As of September 30, 2003, 22 of the 48 equity holdings in the portfolio have announced dividend increases that total $13 million on an annualized basis.

    Vice President Kenneth S. Miller, CLU, ChFC, commented, "Total realized investment gains were $15 million in the third quarter, as the market sustained its overall recovery and fewer securities were impaired. Offsetting the $8 million in impairments were $9 million in gains that arose from fluctuations in the market values of options embedded in convertible securities and $14 million in net gains from the sale of securities."

    Miller added, "Strong cash flow has led to substantial new investment this year. The $127 million used for new investments in the third quarter brought the net year-to-date total to $442 million. We are continuing to increase the quality of the bond portfolio, as rated by Standard & Poor's and Moody's, with year-to-date purchases of U.S. Agency paper and high-quality municipal bonds of $425 million. Another $138 million, including $71 million in the third quarter, has been invested in common stock in 2003, in line with our historical allocation."



    Balance Sheet

    (Dollars in millions)        Third Quarter Ended        Nine Months Ended
                                    September 30,             September 30,
                                  2003         2002         2003         2002

    Balance Sheet Data
     Total assets                    -            -      $14,958      $13,684
     Invested assets                 -            -       11,774       11,041
     Shareholders' equity            -            -        5,766        5,517
    Ratio Data
     Return on equity, annualized  7.1%         4.9%         5.7%         4.2%
     Return on equity, annualized,
      based on comprehensive
      income                      (4.2)       (40.6)         7.8         (8.1)


    At September 30, 2003, total assets rose to a record $14.958 billion, up $836 million from year-end. Shareholders' equity reached $5.766 billion, up $168 million from year-end 2002. Accumulated other comprehensive income totaled $3.731 billion, up $88 million from year-end 2002. Book value was $35.94, up $1.29 from year-end 2002.

    During the third quarter, the company repurchased 91,600 shares of Cincinnati Financial common stock at a total cost of $4 million or $39.13 per share. Approximately 5.4 million shares remain authorized by the board of directors for repurchase.


    Anticipating Strong Full-Year Performance

    Schiff noted that the overall strong performance of the third quarter builds on trends already established.

    "Since the beginning of 2002, we have been seeing the hard work of our agents and associates pay off," he said. "Our results confirm our conviction in the value of carefully assessing and pricing risks, of knowing the communities we serve and of standing by those communities in their times of need.

    "Just as important, we have full confidence in our future," Schiff added. "We continue to believe our target for a full-year 2003 GAAP combined ratio of
96.8 percent before the recovery remains within reach, assuming catastrophe losses contribute less than 1 percentage point to the fourth-quarter combined ratio, and that our strategies will lead to further improvement.

    "Financial strength, investment strength and agency strength have combined to create a legacy of consistency for Cincinnati Financial, consistency that was seen again in our third-quarter and nine-month results," Schiff concluded.

    "We expect to continue that legacy over the long term."


     For additional information or to register for this afternoon's conference call, please visit www.cinfin.com.


    Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life, disability income and long-term care insurance and annuities. CFC Investment Company supports the insurance subsidiaries and their independent agent representatives through commercial leasing and financing activities. CinFin Capital Management Company provides asset management services to institutions, corporations and high net worth individuals.


    This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company's future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: unusually high levels of catastrophe losses due to changes in weather patterns or other causes; increased frequency and/or severity of claims; environmental events or changes; insurance regulatory actions, legislation or court decisions that increase expenses or place the company at a disadvantage in the marketplace; adverse outcomes from litigation or administrative proceedings; recession or other economic conditions resulting in lower demand for insurance products; sustained decline in overall stock market values negatively affecting the company's equity portfolio, in particular a sustained decline in market value of Fifth Third Bancorp shares; events that lead to a significant decline in the market value of a particular security and impairment of the asset; delays in the development, implementation and benefits of technology enhancements; and decreased ability to generate growth in investment income.

    Further, the company's insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures impacting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.



                       Cincinnati Financial Corporation
                         Consolidated Balance Sheets

    (Dollars in millions except share data)   September 30,    December 31,
                                                   2003              2002
                                              (unaudited)

    Assets
     Investments
      Fixed maturities, at fair value
       (amortized cost: 2003-$3,521;
        2002-$3,220)                             $3,762            $3,305
      Equity securities, at fair value
       (cost: 2003-$2,445; 2002-$2,375)           7,941             7,884
      Other invested assets                          71                68
     Cash                                           220               112
     Investment income receivable                    92                98
     Finance receivable                              37                33
     Premiums receivable                          1,081               956
     Reinsurance receivable                         612               590
     Prepaid reinsurance premiums                    16                47
     Deferred policy acquisition costs              386               343
     Property and equipment, net,
      for company use (accumulated depreciation:
      2003-$172; 2002-$155)                         121               128
     Other assets                                   153               131
     Separate accounts                              466               427
        Total assets                            $14,958           $14,122

    Liabilities
     Insurance reserves
      Losses and loss expense                    $3,416            $3,176
      Life policy reserves                        1,005               917
     Unearned premiums                            1,459             1,319
     Other liabilities                              470               345
     Deferred income tax                          1,773             1,737
     Notes payable                                  183               183
     6.9% senior debenture due 2028                 420               420
     Separate accounts                              466               427
        Total liabilities                         9,192             8,524

    Shareholders' equity
     Common stock, par value-$2 per share;
      authorized 200 million shares;
      issued: 2003-176 million shares,
      2002-176 million shares                       352               352
     Paid-in capital                                304               300
     Retained earnings                            1,897             1,772
     Accumulated other comprehensive
      income-unrealized gains on investments
      and derivatives                             3,731             3,643
     Treasury stock at cost (2003-16 million
      shares, 2002-14 million shares)              (518)             (469)
        Total shareholders' equity                5,766             5,598
        Total liabilities and shareholders'
         equity                                 $14,958           $14,122


                       Cincinnati Financial Corporation
                      Consolidated Statements of Income
                                 (unaudited)

    (In millions except per share data)       Nine Months Ending September 30,
                                                   2003              2002

    Revenues
    Earned premiums
     Property casualty                           $1,963            $1,749
     Life                                            68                63
    Investment income, net of expenses              347               331
    Realized investment gains and losses            (44)              (34)
    Other income                                      8                12
     Total revenues                               2,342             2,121

    Benefits and expenses
     Insurance losses and policyholder benefits   1,447             1,360
     Commissions                                    402               345
     Other operating expenses                       142               150
     Taxes, licenses and fees                        48                51
     Increase in deferred policy
      acquisition costs                             (42)              (32)
     Interest expense                                25                26
     Other expenses                                  10                 6
      Total benefits and expenses                 2,032             1,906
     Income before income taxes                     310               215

    Provision (benefit) for income taxes
     Current                                         75                44
     Deferred                                       (10)              (11)
      Total provision (benefit) for income taxes     65                33

    Net income                                     $245              $182

    Per common share
     Net income - basic                           $1.52             $1.12
     Net income - diluted                         $1.51             $1.11


    Since 1996, Cincinnati Financial has disclosed the estimated impact of stock options on net income and earnings per share in a Note to the Financial Statements. During the third quarter of 2003, net income would have been reduced by less than 2 cents per share if option expense, calculated using the Black-Scholes and modified prospective transition methodologies, was included as an expense.



                       Cincinnati Financial Corporation
                   Definitions of Non-GAAP Information and
                  Reconciliation to Comparable GAAP Measures


    Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data. Management believes that investor understanding of Cincinnati Financial Corporation's performance is enhanced by disclosure of certain non-GAAP and non-statutory financial measures:


    Operating income: Operating income is calculated by excluding net realized investment gains and losses from net income. Management utilizes operating income to evaluate underlying performance for a number of reasons. First, quarterly fluctuations in net realized investment gains and losses are unrelated to trends in the company's insurance business. Second, net realized investment gains and losses can include gains related to the sale of investments made at management's discretion. Third, operating income is a measure commonly used by investors to evaluate insurance companies. This measure also is described as net income before realized investment gains and losses.


    Catastrophe losses: Due to the nature of catastrophic events, the frequency and cost of catastrophe occurrences are unpredictable. Although management anticipates an average level of catastrophe losses, to aid in assessing the underlying performance of the business, management evaluates trends in the company's overall performance and property casualty underwriting profitability excluding the fluctuating impact of catastrophe losses.


    Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, certain data also must be calculated according to statutory accounting rules as defined in the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available and used by various organizations to calculate aggregate industry data, study industry trends and make comparisons between various insurance companies.


    Written premium: Under statutory accounting rules, written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.


    Written premium adjustment - statutory-basis only: In 2002, the company refined its estimation process for matching written and earned premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management excludes this adjustment when evaluating trends in written premiums and statutory ratios that make use of written premiums.


    Underwriting profit: Underwriting profit for property casualty insurance represents premiums earned minus loss and loss expenses and other insurance-related expenses.


    Reserve reallocation: Management monitors claim activity on an ongoing basis and appropriately modifies amounts added to loss reserves via incurred but not yet reported (IBNR) reserve additions and loss expenses. Based on prior-year loss development and changes in ultimate incurred loss ratios, the company reallocates reserves between business lines and accident years to reflect evolving trends. To better assess current-year performance, management monitors accident-year business line loss and loss expenses data excluding prior-year reserve reallocations.


    One-time charges or adjustments: Management analyzes results excluding the impact of one-time items.

     * As the result of a settlement negotiated with a vendor, third-quarter 2003 pretax results include the recovery of $23 million of the $39 million one-time, pretax charge incurred in the third quarter of 2000.
     * In 2000, the company recorded a one-time charge of $39 million, pre-tax, to impair previously capitalized costs related to the development of software to process property casualty policies.
     * In 2000, the company earned $5 million in interest in the first quarter from a $303 million single-premium bank-owned life insurance (BOLI) policy booked at the end of 1999 that was segregated as a Separate Account effective April 1, 2000. Investment income and realized capital gains and losses from separate accounts generally accrue directly to the contract holder and, therefore, are not included in the company's consolidated financials.
     * In 1993, results included a credit related to the method of accounting for income taxes to conform with Statement of Accounting Financial Standards No. 109 and a charge related to the effect of 1993 increases in income tax rates on deferred taxes recorded for various prior-year items.


    Codification: Adoption of Codification of Statutory Accounting Principles was required for Ohio-based insurance companies effective January 1, 2001. The adoption of Codification changed the manner in which the company recognized written premiums. As a result, 2001 statutory written premiums included $402 million to account for unbooked premiums related to policies with effective dates prior to January 1, 2001. To better assess ongoing business trends, management excludes this $402 million when evaluating written premiums and statutory ratios that make use of written premiums.


    Life insurance gross written premiums: In analyzing life insurance company gross written premiums, management excludes three larger, single-pay life insurance policies (BOLIs) to focus on the trend in premiums written through the agency distribution channel.



              Cincinnati Financial Corporation and Subsidiaries
                             Quarterly Net Income

    (In millions except
      per share data)
                                   9/30/2003  6/30/2003  3/31/2003  12/31/2002

    Net income                         $104        $84        $57        $56
    One-time item                        15
    Net income before one-time item     $89        $84        $57        $56
    Net realized investment
     gains and losses                    10          1        (40)       (40)
    Operating income before
     one-time item                      $79        $83        $97        $96
    Catastrophe losses                  (27)       (30)        (2)       (14)

    Operating income before
     catastrophe losses and
     one-time item                     $106       $113        $99       $110

    Diluted per share data
     Net income                       $0.64      $0.52      $0.35      $0.35
     One-time item                     0.09
     Net income before one-time item  $0.55      $0.52      $0.35      $0.35
     Net realized investment
      gains and losses                 0.06       0.01      (0.25)     (0.24)
     Operating income before
      one-time item                   $0.49      $0.51      $0.60      $0.59
     Catastrophe losses               (0.17)     (0.19)     (0.01)     (0.08)

    Operating income before
     catastrophe losses and
     one-time item                    $0.66      $0.70      $0.61      $0.67

                                              9/30/2002   6/30/2002  3/31/2002

    Net income                                     $72        $35        $75
    One-time item
    Net income before one-time item                $72        $35        $75
    Net realized investment
     gains and losses                              (11)        (6)        (5)
    Operating income before
     one-time item                                 $83        $41        $80
    Catastrophe losses                              (3)       (31)        (9)

    Operating income before
     catastrophe losses and
     one-time item                                 $86        $72        $89

    Diluted per share data
     Net income                                  $0.44      $0.21      $0.46
     One-time item
     Net income before one-time item             $0.44      $0.21      $0.46
     Net realized investment
      gains and losses                           (0.07)     (0.04)     (0.03)
     Operating income before
      one-time item                              $0.51      $0.25      $0.49
     Catastrophe losses                          (0.02)     (0.19)     (0.06)

     Operating income before
      catastrophe losses and
      one-time item                              $0.53      $0.44      $0.55


                                     Six months ended     Nine months ended
                                   6/30/2003  6/30/2002  9/30/2003  9/30/2002

    Net income                         $141       $110       $245       $182
    One-time item                                              15
    Net income before one-time item    $141       $110       $230       $182
    Net realized investment
     gains and losses                   (39)       (12)       (29)       (22)
    Operating income before
     one-time item                     $180       $122       $259       $204
    Catastrophe losses                  (32)       (40)       (59)       (43)

    Operating income before
     catastrophe losses and
     one-time item                     $212       $162       $318       $247

    Diluted per share data
     Net income                       $0.87      $0.67      $1.51      $1.11
     One-time item                                           0.09
     Net income before one-time item  $0.87      $0.67      $1.42      $1.11
     Net realized investment
      gains and losses                (0.24)     (0.07)     (0.18)     (0.14)
     Operating income before
      one-time item                   $1.11      $0.74      $1.60      $1.25
    Catastrophe losses                (0.20)     (0.24)     (0.36)     (0.26)

    Operating income before
     catastrophe losses and
     one-time item                    $1.31      $0.98      $1.96      $1.51


                                   Twelve months ended
                                      12/31/2002

    Net income                         $238
    One-time item
    Net income before one-time item    $238
    Net realized investment
     gains and losses                   (62)
    Operating income before
     one-time item                     $300
    Catastrophe losses                  (57)

    Operating income before
     catastrophe losses and
     one-time item                     $357

    Diluted per share data
     Net income                       $1.46
     One-time item
     Net income before one-time item  $1.46
     Net realized investment
      gains and losses                (0.38)
     Operating income before
      one-time item                   $1.84
     Catastrophe losses               (0.35)

    Operating income before
     catastrophe losses and
     one-time item                    $2.19

    Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.


                          Cincinnati Insurance Group
               Quarterly Property Casualty Data - Consolidated

    (Dollars in millions)
                                   9/30/2003  6/30/2003  3/31/2003  12/31/2002
    Premiums
     Adjusted written premiums
      (statutory)                     $714        $707       $669       $612
     Written premium adjustment -
      statutory only                     9          19         18        117
     Reported written premiums
      (statutory)*                    $723        $726       $687       $729
     Unearned premiums                 (45)        (72)       (56)       (87)
     Earned premiums                  $678        $654       $631       $642

    Statutory combined ratio
     Reported statutory combined
      ratio*                          96.3%       98.4%      92.8%      93.4%
     Written premium adjustment -
      statutory only                    NM          NM         NM        4.7
     One-time item                     3.1
     Adjusted statutory combined
      ratio                           99.4%       98.4%      92.8%      98.1%
     Catastrophe losses               (6.1)       (7.1)      (0.4)      (3.3)
     Adjusted statutory combined
      ratio excluding catastrophe
      losses                          93.3%       91.3%      92.4%      94.8%

    Reported commission expense
     ratio*                           18.5%       17.0%      16.4%      14.5%
    Written premium adjustment -
     statutory only                     NM          NM         NM        2.8
    One-time item                        0           0          0          0
    Adjusted commission expense
     ratio                            18.5%       17.0%      16.4%      17.3%

    Reported other expense ratio*      6.5%        8.2%      10.0%       9.8%
    Written premium adjustment -
     statutory only                     NM          NM         NM        1.9
    One-time item                      3.1           0          0          0
    Adjusted other expense ratio       9.6%        8.2%      10.0%      11.7%

    Reported statutory expense ratio* 25.0%       25.2%      26.4%      24.3%
    Written premium adjustment -
     statutory only                     NM          NM         NM        4.7
    One-time item                      3.1           0          0          0
    Adjusted statutory expense ratio  28.1%       25.2%      26.4%      29.0%

    GAAP combined ratio               96.6%       98.4%      95.1%      95.0%


                                               9/30/2002  6/30/2002  3/31/2002

    Premiums
     Adjusted written premiums
      (statutory)                                  $637       $626      $621
     Written premium adjustment -
      statutory only                                  0          0         0
     Reported written premiums
      (statutory)*                                 $637       $626      $621
     Unearned premiums                              (27)       (46)      (60)
     Earned premiums                               $610       $580      $561

    Statutory combined ratio
     Reported statutory combined
      ratio*                                      97.4%     107.2%     96.3%
     Written premium adjustment -
      statutory only                               0.0        0.0       0.0
     One-time item
     Adjusted statutory combined
      ratio                                        97.4%     107.2%     96.3%
     Catastrophe losses                            (0.8)      (8.1)     (2.6)
     Adjusted statutory combined ratio
      excluding catastrophe losses                 96.6%      99.1%     93.7%

    Reported commission expense
     ratio*                                        17.5%      16.1%     15.5%
    Written premium adjustment -
     statutory only                                 0.0        0.0       0.0
    One-time item                                     0          0         0
    Adjusted commission expense
     ratio                                         17.5%      16.1%     15.5%

    Reported other expense ratio*                   9.9%       9.2%      9.6%
    Written premium adjustment -
     statutory only                                 0.0        0.0       0.0
    One-time item                                     0          0         0
    Adjusted other expense ratio                    9.9%       9.2%      9.6%

    Reported statutory expense ratio*              27.4%      25.3%     25.1%
    Written premium adjustment -
     statutory only                                 0.0        0.0       0.0
    One-time item                                     0          0         0
    Adjusted statutory expense ratio               27.4%      25.3%     25.1%

    GAAP combined ratio                            97.4%     108.1%     98.8%


                                      Six months ended      Nine months ended
                                    6/30/2003  6/30/2002  9/30/2003  9/30/2002

    Premiums
     Adjusted written premiums
      (statutory)                     $1,376     $1,247     $2,090    $1,884
     Written premium adjustment -
      statutory only                      37          0         46         0
     Reported written premiums
      (statutory)*                    $1,413     $1,247     $2,136    $1,884
     Unearned premiums                  (127)      (106)      (173)     (133)
     Earned premiums                  $1,286     $1,141     $1,963    $1,751

    Statutory combined ratio
     Reported statutory combined
      ratio*                            95.7%     101.9%      96.0%    100.3%
     Written premium adjustment -
      statutory only                      NM        0.0         NM       0.0
     One-time item                                             1.1
     Adjusted statutory combined
      ratio                             95.7%     101.9%      97.1%    100.3%
     Catastrophe losses                 (3.8)      (5.4)      (4.6)     (3.8)
     Adjusted statutory combined
      ratio excluding catastrophe
      losses                            91.9%      96.5%      92.4%     96.5%

    Reported commission expense
     ratio*                             16.7%      15.8%      17.3%     16.4%
    Written premium adjustment -
     statutory only                       NM        0.0         NM       0.0
    One-time item                          0          0          0         0
    Adjusted commission expense
     ratio                              16.7%      15.8%      17.3%     16.4%

    Reported other expense ratio*        9.0%       9.5%       8.1%      9.6%
    Written premium adjustment -
     statutory only                       NM        0.0         NM       0.0
    One-time item                          0          0        1.1         0
    Adjusted other expense ratio         9.0%       9.5%       9.2%      9.6%

    Reported statutory expense ratio*   25.7%      25.3%      25.5%     26.0%
    Written premium adjustment -
     statutory only                       NM        0.0         NM       0.0
    One-time item                          0          0        1.1         0
    Adjusted statutory expense ratio    25.7%      25.3%      26.6%     26.0%

    GAAP combined ratio                 96.8%     103.6%      96.7%    101.4%


                                 Twelve months ended
                                   12/31/2002

    Premiums
    Adjusted written premiums
     (statutory)                      $2,496
    Written premium adjustment -
     statutory only                      117
    Reported written premiums
     (statutory)*                     $2,613
    Unearned premiums                   (220)
    Earned premiums                   $2,393

    Statutory combined ratio
     Reported statutory combined
      ratio*                            98.4%
     Written premium adjustment -
      statutory only                     1.2
     One-time item
     Adjusted statutory combined
      ratio                             99.6%
     Catastrophe losses                 (3.6)
     Adjusted statutory combined
      ratio excluding catastrophe
      losses                            96.0%

    Reported commission expense
     ratio*                             15.9%
    Written premium adjustment -
     statutory only                      0.8
    One-time item                          0
    Adjusted commission expense
     ratio                              16.7%

    Reported other expense ratio*        9.6%
    Written premium adjustment -
     statutory only                      0.4
    One-time item                          0
    Adjusted other expense ratio        10.0%

    Reported statutory expense ratio*   25.5%
    Written premium adjustment -
     statutory only                      1.2
    One-time item                          0
    Adjusted statutory expense ratio    26.7%

    GAAP combined ratio                 99.7%

    Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

    NM - Not meaningful

     * Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.


                            Cincinnati Insurance Group
                Quarterly Property Casualty Data - Commercial Lines

                                                  Quarters ended

       (Dollars in millions)

                                     9/30/2003 6/30/2003 3/31/2003 12/31/2002
       Premiums
          Adjusted written premiums
           (statutory)                    $499     $496      $506       $443
          Written premium adjustment -
           statutory only                    8       12        18        109
          Reported written premiums
           (statutory)*                   $507     $507      $526       $552
          Unearned premiums                (19)     (37)      (74)       (84)
          Earned premiums                 $488     $470      $452       $468

       Statutory combined ratio
          Reported statutory combined
           ratio*                        91.9%    91.9%     90.3%       91.9%
          Written premium adjustment -
           statutory only                   NM       NM        NM        5.8
          One-time item                    2.9        0         0          0
          Adjusted statutory
           combined ratio                 94.7%    91.9%     90.3%      97.7%
          Catastrophe losses              (2.0)    (2.9)     (1.0)      (1.3)
          Adjusted statutory combined
           ratio excluding
           catastrophe losses             92.7%    89.0%    89.3%       96.4%

          GAAP combined ratio (commercial
           lines)                         92.1%    91.4%     93.2%      91.7%


                                             9/30/2002   6/30/2002   3/31/2002
       Premiums
          Adjusted written premiums
           (statutory)                           $441        $438        $474
          Written premium adjustment -
           statutory only                           0           0           0
          Reported written premiums
           (statutory)*                          $441        $438        $474
          Unearned premiums                        (1)        (23)        (74)
          Earned premiums                        $440        $415        $400

       Statutory combined ratio
          Reported statutory combined
           ratio*                               94.7%      102.3%       93.2%
          Written premium adjustment -

           statutory only                          0           0           0
          One-time item                            0           0           0
          Adjusted statutory combined ratio     94.7%      102.3%       93.2%
          Catastrophe losses                    (1.3)       (5.6)       (1.2)
          Adjusted statutory combined
           ratio excluding
           catastrophe losses                   93.4%       96.7%       92.0%

          GAAP combined ratio (commercial
           lines)                               94.9%      103.3%       95.8%


                                     Six months ended      Nine months ended
                                    6/30/2003 6/30/2002 9/30/2003  9/30/2002
       Premiums
          Adjusted written premiums
           (statutory)                 $1,003     $912    $1,502     $1,353
          Written premium adjustment -
           statutory only                  30        0        38          0
          Reported written premiums
           (statutory)*                $1,033     $912    $1,540     $1,353
          Unearned premiums              (111)     (97)     (130)       (98)
          Earned premiums                $922     $815    $1,410     $1,255

       Statutory combined ratio
          Reported statutory
           combined ratio*               91.1%    97.8%     91.4%      96.6%
          Written premium adjustment -
           statutory only                  NM        0        NM          0
          One-time item                     0        0       0.9          0
          Adjusted statutory
           combined ratio                91.1%    97.8%     92.3%      96.6%
          Catastrophe losses             (2.0)    (3.4)     (2.0)      (2.7)
          Adjusted statutory combined
           ratio excluding
           catastrophe losses            89.1%    94.4%     90.3%      93.9%

          GAAP combined ratio
           (commercial lines)            92.3%    99.6%     92.2%      98.0%


                                   Twelve months ended
                                        12/31/2002
       Premiums
          Adjusted written premiums
           (statutory)                   $1,796
          Written premium adjustment -
           statutory only                   109
          Reported written premiums
           (statutory)*                  $1,905
          Unearned premiums                (182)
          Earned premiums                $1,723

       Statutory combined ratio
          Reported statutory combined
           ratio*                          95.3%
          Written premium adjustment -
           statutory only                   1.5
          One-time item                       0
          Adjusted statutory combined
           ratio                           96.8%
          Catastrophe losses               (2.3)
          Adjusted statutory combined
           ratio excluding
           catastrophe losses              94.5%
          GAAP combined ratio
           (commercial lines)              96.3%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

      NM - Not meaningful

      * Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance
        Commissioners and filed with the appropriate regulatory bodies.


                           Cincinnati Insurance Group
                Quarterly Property Casualty Data - Personal Lines

       (Dollars in millions)

                                                  Quarters ended

                                      9/30/2003 6/30/2003 3/31/2003 12/31/2002
       Premiums
          Adjusted written premiums
           (statutory)                    $215      $212       $161      $169
          Written premium adjustment --
           statutory only                    1         7          0         8
          Reported written premiums
           (statutory)*                   $216      $219       $161      $177
          Unearned premiums                (26)      (35)        18        (3)
          Earned premiums                 $190      $184       $179      $174

       Statutory combined ratio
          Reported statutory
           combined ratio*               108.1%    115.2%      99.5%     97.9%
          Written premium adjustment --
           statutory only                   NM        NM         NM        1.3
          One-time item                    3.8         0          0         0
          Adjusted statutory
           combined ratio                111.9%    115.2%     99.5%      99.2%
          Catastrophe losses             (16.6)    (17.8)       1.3      (8.6)
          Adjusted statutory
           combined ratio excluding
           catastrophe losses             95.3%     97.4%    100.8%      90.6%
          GAAP combined ratio (personal
           lines)                        108.4%    116.1%      99.9%     98.8%


                                            9/30/2002  6/30/2002   3/31/2002
       Premiums
          Adjusted written premiums
           (statutory)                         $196        $188        $147
          Written premium adjustment --
           statutory only                         0           0           0
          Reported written premiums
           (statutory)*                        $196        $188        $147
          Unearned premiums                     (26)        (23)         14
          Earned premiums                      $170        $165        $161
       Statutory combined ratio
          Reported statutory
           combined ratio*                    104.5%      119.8%      104.9%
          Written premium adjustment --
           statutory only                         0           0           0
          One-time item                           0           0           0
          Adjusted statutory combined ratio   104.5%      119.8%      104.9%
          Catastrophe losses                    0.6       (14.5)       (6.0)
          Adjusted statutory combined
           ratio excluding catastrophe losses 105.1%      105.3%       98.9%
          GAAP combined ratio (personal
           lines)                             104.0%      120.2%      106.3%



       (Dollars in millions)        Six months ended     Nine months ended
                                  6/30/2003  9/30/2002  6/30/2002 9/30/2003
       Premiums
          Adjusted written premiums
           (statutory)                $373       $335      $588       $531
          Written premium adjustment --
           statutory only                7          0         8          0
          Reported written premiums
           (statutory)*               $380       $335      $596       $531
          Unearned premiums            (16)        (9)      (43)       (35)
          Earned premiums             $364       $326      $553       $496
       Statutory combined ratio
          Reported statutory
           combined ratio*           107.2%     112.2%    107.5%     109.6%
          Written premium adjustment --
           statutory only               NM          0        NM          0
          One-time item                  0          0       1.4          0
          Adjusted statutory
           combined ratio            107.2%     112.2%    108.9%     109.6%
          Catastrophe losses          (8.4)     (10.3)    (11.2)      (6.6)
          Adjusted statutory combined
           ratio excluding
           catastrophe losses         98.8%     101.9%     97.7%     103.0%
          GAAP combined ratio
           (personal lines)          108.1%     113.3%    108.2%     110.1%



       (Dollars in millions)          Twelve months ended
                                          12/31/2002
       Premiums
          Adjusted written premiums
           (statutory)                     $700
          Written premium adjustment --
           statutory only                     8
          Reported written premiums
           (statutory)*                    $708
          Unearned premiums                 (38)
          Earned premiums                  $670
       Statutory combined ratio
          Reported statutory combined
           ratio*                         106.5%
          Written premium adjustment --
           statutory only                   0.3
          One-time item                       0
          Adjusted statutory combined
           ratio                          106.8%
          Catastrophe losses               (7.1)
          Adjusted statutory combined
           ratio excluding
           catastrophe losses              99.7%
          GAAP combined ratio (personal
           lines)                         107.2%

     Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

     NM - Not meaningful

     * Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.



SOURCE  Cincinnati Financial Corporation
    -0-                             10/28/2003
    /CONTACT: Investor - Heather J. Wietzel, +1-513-603-5236, Media - Joan O. Shevchik, +1-513-603-5323, both of Cincinnati Financial Corporation/
    /Web site:  http://www.cinfin.com /
    (CINF)

CO:  Cincinnati Financial Corporation
ST:  Ohio
IN:  FIN INS
SU:  ERN CCA MAV ERP